Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-199830) of Becton, Dickinson and Company of our report dated August 9, 2013, with respect to the consolidated financial statements and schedule of CareFusion Corporation included in the Current Report (Form 8-K) of Becton, Dickinson and Company dated December 4, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 13, 2015